Exhibit 99.(i)(3)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,

HONG KONG, LONDON, LOS ANGELES,

NEW YORK, NORTHERN VIRGINIA,

PALO ALTO, SACRAMENTO, SAN DIEGO,

SAN FRANCISCO, SHANGHAI, SINGAPORE,

TOKYO, WASHINGTON, D.C.

September 25, 2015

Compass EMP Funds Trust

4900 Tiedeman Road

Brooklyn, OH 44144

Re:	Compass EMP Funds Trust
Post-Effective Amendment No. 38
File No. 333-181176; ICA No. 811-22696

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 38 to Registration Statement No. 333-181176 and to the incorporation of our opinion dated September 25, 2015.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP